UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2007, Walter Weisel resigned as the Chief Executive Officer of Innova Robotics & Automation, Inc. (the “Company”). Mr. Weisel will continue to serve as the Company’s Chairman of the Board and President of Innova Robotics, Inc. and Robotic Workspace Technologies, Inc., two of the Company’s subsidiaries. There was no disagreement or dispute between Mr. Weisel and the Company which led to his resignation. In addition, on August 21, 2007, the Board of Directors appointed Eugene V. Gartlan as Chief Executive Officer. There are no understandings or arrangements between Mr. Gartlan and any other person pursuant to which Mr. Gartlan was selected as an officer of the Company. Mr. Gartlan does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, Mr. Gartlan has never entered into a transaction, nor is there any proposed transaction, between Mr. Gartlan and the Company.

Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 1,200,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.05 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary has been paid to Stratex. From June 2005 through December 2006, Mr. Gartlan served as CFO of the Company. From June 2000 through June 2003 Mr. Gartlan was a self employed business consultant doing business under the name CFO Strategies and E. V. Gartlan. From June 2000 to June 2003, Mr. Gartlan was also an independent contractor with Whitestone Communications, Inc. serving in the capacity as a Managing Director of this investment banking firm specializing in mergers and acquisitions in the publishing industry. Mr. Gartlan's prior experience include positions as Chief Financial Officer of The Thomson Corporation's Information Publishing Group, Chief Financial Officer with Moody's Investors Service, Chief Financial Officer with International Data Group as well as several top financial management positions with The Dun & Bradstreet Corporation. Mr. Gartlan worked with Price Waterhouse earlier in his career and is a CPA in New York.

On August 27, 2007, the Company issued a press release announcing the aforementioned management changes which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Innova Robotics and Automation dated as of August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: August 27, 2007	/s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Executive Officer